Exhibit 99.1
Press Release

Clean Harbors Prices Offering of Senior Notes;
Increases Deal Size to $845 Million
 Norwell, Mass - June 19, 2019 - Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH) announced today that it has priced a private offering of $845 million of senior notes. The offering size was increased from the previously announced aggregate principal amount of $800 million. The offering consists of $545 million aggregate principal amount of its 4.875% Senior Notes due 2027 (the “2027 Notes”) and $300 million aggregate principal amount of its 5.125% Senior Notes due 2029 (the “2029 Notes,” and together with the 2027 Notes, the “Notes”).
Each series of Notes was priced for purposes of resale at 100.000% of its respective aggregate principal amount. The issuance and sale of the Notes is expected to close on or about July 2, 2019, subject to customary closing conditions. Clean Harbors intends to use the net proceeds of the offering as partial consideration to purchase any and all of its $845.0 million aggregate principal amount of outstanding 5.125% senior notes due 2021 (the “2021 Notes”) which are accepted for purchase in the tender offer and consent solicitation for the 2021 Notes which Clean Harbors commenced on June 18, 2019, and to redeem any 2021 Notes which are not purchased through such tender offer.
The Notes will be sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
 About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base with over 300,000 customers, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico.
Safe Harbor Statement
 Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions.  Such statements may include, but are not limited to, statements about Clean Harbors’ business outlook and financial guidance and other statements that are not historical facts.  Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements.  Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its various filings with the Securities and Exchange Commission, which may be viewed at www.sec.gov.
Contacts

Investors:	Media:
Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com